99.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Murdock Communications Corporation (the "Company") on Form 10-K for the period ending December 31, 2002 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Wright, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The  Report fully complies with the requirements of section 13 (a) or 15
(d)  of  the  Securities  Exchange  Act  of  1934;  and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                      /s/  Wayne Wright
                                                  ------------------------------
                                                  Wayne  Wright
                                                  Principal Accounting Officer
                                                  (Principal Financial Officer)
                                                  April 15,  2003

This Certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be "filed" as part of the annual report on Form 10-K that it accompanies.